UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2019

SLEEPAID HOLDING CO.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55446	47-3785730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm 10 1/F Wellborne Commercial Centre

8 Java Road

North Point, Hong Kong

(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (852) 2806-2312

____________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On October 30, 2019, Tao Wang, former officer and director of Sleepaid Holding Co. (the “Company”) and shareholder of Amax Deluxe Limited (“Amax”), entered into a stock purchase agreement and sold an aggregate 900 shares of the common stock of Amax, or approximately 45% of the issued and outstanding shares of common stock of Amax as of such date. Amax is the majority shareholder of the Company. The purchaser of the Amax shares was Huihe Zheng, a director of the Company. The purchaser is an affiliate of Mr. Wang.

On October 30, 2019, Kuen Harry Cheung, as sole owner of Amax entered into a stock purchase agreement and sold an aggregate 1,100 shares of the common stock of Amax, or 55% of the issued and outstanding shares of common stock of Amax as of such date for an aggregate $22,000 in cash. The purchaser of the shares was Huihe Zheng, a director of the Company. The purchaser is an affiliate of Mr. Wang.

With the completion of both transactions, Mr. Huihe Zheng owns aggregate 25,022,000 shares of the Company or approximately 73.14% of the issued and outstanding shares of common stock of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEPAID HOLDING CO.

Date: November 1, 2019	By:	/s/ Qiuli Chen
Qiuli Chen, CEO

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